Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Real Goods Solar, Inc. of our report dated March 9, 2017, relating to the consolidated financial statements of Real Goods Solar, Inc. appearing in the Annual Report on Form 10-K of Real Goods Solar, Inc. for the year ended December 31, 2016.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

June 6, 2017